Exhibit 99.4

PROXY/INSTRUCTION CARD (PREFERRED STOCK, SERIES Y)

PUBLIC STORAGE, INC.

701 Western Avenue

Glendale, California 91201-2349

This Proxy Card is Solicited on Behalf of the Board of Directors

The undersigned, a record holder of Preferred Stock, Series Y, of Public Storage, Inc., hereby appoints Ronald L. Havner, Jr., John S. Baumann and Stephanie G. Heim or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Preferred Stock held of record by the undersigned on March 23, 2007, at the Annual Meeting of Shareholders to be held on May 3, 2007 (the “Annual Meeting”), and any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES WILL VOTE ALL SHARES OF PREFERRED STOCK TO WHICH THIS PROXY CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PREFERRED STOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH PREFERRED STOCK IN FAVOR OF THE PROPOSAL.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒  Please mark votes as in this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO COMPUTERSHARE, SHAREHOLDER SERVICES DIVISION, P.O. BOX 8069, EDISON, NJ 08818.

1.	Approval of the proposal to reorganize from a California corporation to a Maryland real estate investment trust.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

2.	Approval of adjournments or postponements of the Annual Meeting if necessary.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 30, 2007.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature:                                      Date:                              Signature:                                      Date: